Exhibit 99.1

BioTime Completes Merger of XenneX, Inc. into LifeMap Sciences, Inc.

ALAMEDA, Calif.--(BUSINESS WIRE)--May 21, 2012--BioTime, Inc. (NYSE MKT: BTX) and its subsidiary LifeMap Sciences, Inc. today announced that they have completed the acquisition of XenneX, Inc. through a merger of XenneX into LifeMap Sciences. The definitive merger agreement was previously announced on April 20, 2012.

LifeMap Sciences now holds the exclusive, worldwide licenses to market GeneCards® and PanDaTox from Yeda Research and Development Company Ltd, the technology transfer arm of the Weizmann Institute of Science in Israel. Developed by a leading bioinformatics team at the Weizmann Institute of Science, GeneCards® is an online database that provides concise genomic, transcriptomic, genetic, proteomic, functional and disease-related information on all known and predicted human genes. With over 12 million page visits per year from hundreds of thousands of unique users worldwide, GeneCards® is used by academia, research hospitals, patent offices, and leading biotech and pharma companies. PanDaTox is a recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.

LifeMap Sciences’ goal is to be the leading resource for the emerging field of regenerative medicine, by providing access to GeneCards®, and its LifeMap™ database of embryonic development and stem cells, and by also marketing research products manufactured by BioTime, including ACTCellerateTM cell lines, HyStem® hydrogels, and cell culture media.

LifeMap scientists will also utilize its databases to aid in the development of BioTime’s proprietary ACTCellerate™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable by cell replacement therapies.

Since 2003, XenneX has been commercializing GeneCards® worldwide. Its customers include biotechnology, pharmaceutical and other life sciences companies, as well as organizations dealing with biotechnology intellectual property.

Through the merger, XenneX stockholders received 1,362,589 shares of LifeMap Sciences common stock, which represents approximately 13% of the LifeMap Sciences common stock now outstanding. XenneX shareholders also received 448,431 BioTime common shares as part of the transaction.

“The need for the LifeMap database is a reflection of the growth of the field of regenerative medicine,” said Michael D. West, Ph.D., BioTime’s Chief Executive Officer. “And the pace of this research is currently exponential, not linear. As a result, the scientific community today is very dependent on such relational databases. The LifeMap team is dedicated to building a quality resource in order to speed stem cell-based therapies to the clinic.”

David Warshawsky, Ph.D., LifeMap Sciences Chief Executive Officer, who also founded XenneX, Inc. in 2003, stated “By marketing GeneCards® and PanDaTox, and the newly licensed MalaCards human disease database, alongside its LifeMap™ stem cell database and discovery platform, LifeMap Sciences will be the leading source of online database research tools for genetic, biological, and stem cell research and development. We are confident that our products will enhance research and provide life-saving cures in the future.”

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its integrated database suite, The go-to discovery and marketing platform for biomedical and stem-cell research. This platform will include GeneCards®: the leading human gene database; the LifeMap™ database of embryonic development, stem cell research and regenerative medicine; and MalaCards, the human disease database. LifeMap Sciences also markets PanDaTox, a recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.

In addition to database offerings, BioTime plans to make LifeMap Sciences BioTime’s principal marketing subsidiary for research products, including ACTCellerate™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, hES cell lines carrying inherited genetic diseases, and ESpan™ growth media for progenitor cell lines for non-therapeutic uses. LifeMap Sciences will utilize its databases as part of its online marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

In a therapeutic discovery collaboration with BioTime, LifeMap’s scientists will utilize LifeMap’s proprietary discovery platform and stem cell database along with the GeneCards® and MalaCards integrated database suite, to aid in the development of BioTime’s proprietary ACTCellerate™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable with cell replacement therapies. The LifeMap™ discovery platform will be used to select the progenitor cell lines that are most likely to be useful in developing cell-based regenerative medicine therapies for a wide range of diseases.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. As an injectable product, Renevia™ may address an immediate need in cosmetic and reconstructive surgeries and other procedures by improving the process of transplanting adipose derived cells, mesenchymal stem cells, or other adult stem cells. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-DxTM currently being developed for the detection of cancer in blood samples, and therapeutic strategies using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext 367
Chief Financial Officer
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth S. Elsner, 781-826-7719
ke@lifemapsc.com